As filed with the Securities and Exchange Commission on June 5, 2015

Registration Nos. 333-157554, 333-126444, 333-111825, 333-111824, 333-111823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to

Form S-8 Registration Statement No. 333-157554

Form S-8 Registration Statement No. 333-126444

Form S-8 Registration Statement No. 333-111825

Form S-8 Registration Statement No. 333-111824

Form S-8 Registration Statement No. 333-111823

UNDER

THE SECURITIES ACT OF 1933

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-2636730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Non-Employee Director Restricted Stock Plan

1999 Incentive Stock Option and Non-Qualified Stock Option Plan

1997 Employee Incentive Stock Option Plan

Tom Carpenter Employment Agreement Stock Option Plan

(Full Title of Plan)

Daniel W. Amidon, Esq.

Senior Vice President, General Counsel and Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

REMOVE SECURITIES FROM REGISTRATION

PDC Energy, Inc., a Nevada corporation formerly known as Petroleum Development Corporation (the “Registrant”), is filing these post effective amendments (the “Post-Effective Amendments”) to the registration statements listed below (the “Registration Statements”) in order to remove from registration any securities registered and unissued under the Registration Statements, of which there are none, and to terminate the Registration Statements as to such shares of common stock. The Registration Statements are being terminated as to such shares of common stock and the shares of common stock are being removed from registration because the equity plans or agreements referenced below have now expired or been terminated and no more shares of common stock will be issued thereunder.

Registration No.	Date Filed With the Securities and Exchange Commission	Name of Equity Plan or Agreement	Number of Shares of Common Stock Originally Registered
333-157554	02/26/2009	2005 Non-Employee Director Restricted Stock Plan	60,000
333-126444	07/07/2005	2005 Non-Employee Director Restricted Stock Plan	40,000
333-111825	01/09/2004	1999 Incentive Stock Option and Non-Qualified Stock Option Plan	500,000
333-111824	01/09/2004	1997 Employee Incentive Stock Option Plan	500,000
333-111823	01/09/2004	Tom Carpenter Employment Agreement Stock Option Plan	20,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 5, 2015.

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman
Barton R. Brookman President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer	June 5, 2015
Barton R. Brookman	and Director (principal executive officer)

/s/ Gysle R. Shellum	Chief Financial Officer	June 5, 2015
Gysle R. Shellum	(principal financial officer)

/s/ R. Scott Meyers	Chief Accounting Officer	June 5, 2015
R. Scott Meyers	(principal accounting officer)

/s/ Jeffrey C. Swoveland	Chairman of the Board of Directors	June 5, 2015
Jeffrey C. Swoveland

/s/ Joseph E. Casabona	Director	June 5, 2015
Joseph E. Casabona

/s/ Anthony J. Crisafio	Director	June 5, 2015
Anthony J. Crisafio

/s/ Larry F. Mazza	Director	June 5, 2015
Larry F. Mazza

/s/ David C. Parke	Director	June 5, 2015
David C. Parke

/s/ James M. Trimble	Director	June 5, 2015
James M. Trimble

/s/ Kimberly Luff Wakim	Director	June 5, 2015
Kimberly Luff Wakim